Exhibit 10.3

Katalyst Securities, LLC

655 Third Avenue, 18th Floor

New York, NY 10017

212.400.6993 tel

212.247.1059 fax

November 17, 2022

Robert Weinstein

Chief Financial Officer

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Re: Finder’s Fee and Indemnity Agreement

Dear Robert:

Whereas Synaptogenix, Inc. (collectively with its affiliates, the “Company”) desires to be introduced to sources of “Financing” as defined in Section 1(b) below, Katalyst Securities LLC (“Finder”), desires to act as a finder for the purpose of introducing such sources to the Company. It being understood, that both parties may enter into a formal placement agency and or advisory agreement at a later date.

It is agreed to as follows:

1. Engagement of Finder.

a.        Finder may from time to time, on a non-exclusive basis, seek to find and submit to the Company an entity (or entities) or an individual (or individuals) that is a source of financing for the Company (herein, a “Candidate”), or an agent of the Company. Subsequent to receiving permission from the Company (either verbal or written), Finder shall proceed with introducing a Candidate(s) to the Company, which shall subsequently be memorialized on Exhibit B hereto, which Finder may amend from time to time. Candidates for purposes of this Agreement include:

i.                    all individuals or entities whose existence becomes known to the Company as a direct or indirect result of any introduction of any Candidate by Finder. Finder agrees that it is not an agent of the Company and may not bind or obligate the Company. Similarly, the Company agrees that it is not an agent of the Finder and may not bind or obligate the Finder.

b. “Financing” shall include debt, equity, equity-linked/convertible, or financing of whatever nature. Financing may take the form of a direct loan, a private placement, a public offering, or a shelf offering takedown from a registration statement on file for the Company and may take place as vendor financing or advances against future, contracts, joint ventures, strategic partnering or some other collaborative business agreement.

2.       Limitations of Agreement.

This Agreement shall in no way be construed as being an Agreement of partnership in such a way that any of the individual parties of this Agreement shall have any claim against any separate dealings, ventures, or assets of any other party nor shall be liable for any other party’s commitments of liabilities in business or personal dealings or situations. It is further understood that the Finder has not undertaken – nor is it expected to – conduct any due diligence in connection with this engagement as it is not opining on the merit (or lack thereof) in connection with this engagement.

3.       Indemnity Agreement.

a.        The Company agrees to indemnify the Finder in accordance with the indemnification and contribution provisions set forth on Exhibit A hereto, which provisions are incorporated by reference into and made a binding part of this Agreement.

b.        It is further agreed that the Finder has done nothing more than to introduce willing parties. Notwithstanding, both parties may enter into a placement agency agreement in order that Finder may assist in facilitating and negotiating the Financing.

c.       It is further agreed that the Finder, which is merely acting as an introducing party to the Company, is in no way rendering an opinion or advice regarding the merit and/or suitability of any agreement entered into by the Company which is contemplated by this Agreement.

4.       Fee Schedule.

a)	Finder’s total compensation from the Company for all of its efforts and services hereunder shall be a fee based on a percentage of any amounts received by the Company as a result of a Financing by a Candidate. The fee shall be paid only if, as and when the “Closing(s),” as hereafter defined, occurs. Finder shall receive a fee equal to:

i.	Seven percent (7.0%) of the total cash Consideration (as defined hereinafter) received by the Company in connection with a Financing.
ii.	In addition to the cash fee referenced in section 4(a)(i), the Company shall also grant to the Finder (or its designated affiliates) common stock purchase warrants (the “Finder Warrants”) covering a number of shares of common stock equal to three percent (3.0%) of the total number of shares issued in any Financing (not including any shares underlying Warrants issued in such Financing) to a Candidate(s). The Finder Warrants will be exercisable at a price equal to the price of the securities issued to the Candidate in connection with the Financing. The Finder Warrants shall provide for customary demand and “piggyback” registration rights, may be exercised in whole or in part, and shall provide for “cashless” exercise.

b)	“Consideration” means the gross consideration paid to the Company at the time of its actual transfer.

c)	“Closing(s)” shall be defined as when Consideration in connection with the Financing is transferred to the Company.

d)	Finder’s fee shall be due and payable on the date of the Closing(s).

5.       [Reserved].

6.       Legal Interpretation/Arbitration.

This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York City.

7.       Successors and Assigns.

This Agreement shall inure to and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

8.       Entire Agreement.

This Agreement constitutes the entire understanding of the parties concerning the subject matter herein contained. No modification of any provision of this Agreement shall be valid and the same may not be terminated or abandoned except if agreed to in writing and signed by the parties to this Agreement.

9.       Notices. All notices will be in writing and will be effective when delivered in person or sent via mail, courier or electronic mail to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Robert Weinstein

Chief Financial Officer

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

rweinstein@synaptogen.com

To Finder:	Michael A. Silverman

Katalyst Securities LLC

655 Third Avenue, 18th Floor

New York, NY 10017

MAS@katalystsecurities.com

Telephone: (917) 696-1708

(Signature Page and Exhibit A Follows)

Signature of Finder

KATALYST SECURITIES LLC

Date: 11/17/2022

By:

/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

By:

Agreed and Accepted

Signature of Company

SYNAPTOGENIX, INC.

By:

/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer

Date:	November 17, 2022

(Exhibit A Follows)

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Finder and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), caused by, relating to, based upon, arising out of, or in connection with, Finder’s engagement by the Company, including, without limitation, any act or omission by Finder in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Finder to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement, or the enforcement by the Finder of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Finder by the Company, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Finder, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company. The Indemnified Parties agree that they will permit the Company to assume the defense and control the settlement of such action, suit, proceeding or investigation, if they can reach an acceptable agreement as to the procedure and process. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Finder, settle or compromise any claim, or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of compensation actually received by Finder in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of compensation received by Finder pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

EXHIBIT B

CANDIDATES